INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement No. 333-83635 of PSE&G Transition Funding LLC on Form S-3 of our report dated April 13, 2001, appearing in this Annual Report on Form 10-K of PSE&G Transition Funding LLC for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP

Parsippany, New Jersey
April 23, 2001